                                                                    Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED] [...***...] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                                               EXECUTION COPY IV




                              TERMINATION AGREEMENT



                              ELAN CORPORATION, PLC



                        ELAN INTERNATIONAL SERVICES, LTD.



                               GLYCOGENESYS, INC.
                          (FORMERLY SAFESCIENCE, INC.)


                                       AND


                             SAFESCIENCE NEWCO, LTD.

                                      INDEX

CLAUSE 1   DEFINITIONS

CLAUSE 2   TERMINATION OF THE NEWCO AGREEMENTS

CLAUSE 3   REPRESENTATIONS/WARRANTIES/CONFIRMATIONS
           AND INDEMNITIES

CLAUSE 4   INTELLECTUAL PROPERTY

CLAUSE 5   RIGHTS RELATED TO SECURITIES

CLAUSE 6   SALE OF SHARES AND COMPLETION

CLAUSE 7   CONFIDENTIALITY

CLAUSE 8   WAIVER OF ACCRUED RIGHTS / MUTUAL RELEASES

CLAUSE 9   PAYMENTS, REPORTS AND AUDITS

CLAUSE 10  GENERAL

THIS TERMINATION AGREEMENT made this 18th day of December 2002 (this
"Agreement")

AMONG:

(1) ELAN CORPORATION, PLC, a public limited company incorporated under the laws of Ireland and having its registered office at Lincoln House, Lincoln Place, Dublin 2, Ireland ("Elan Corp");

(2) ELAN INTERNATIONAL SERVICES, LTD., an exempted limited liability company incorporated under the laws of Bermuda, and having its registered office at Clarendon House, 2 Church St., Hamilton, Bermuda ("EIS");

(3) GLYCOGENESYS, INC., a Nevada corporation, formerly known as SafeScience, Inc., having its principal place of business at Park Square Building, 31 St. James Avenue, 8/th/ Floor, Boston, MA 02116 United States of America; and

(4) SAFESCIENCE NEWCO, LTD an exempted company incorporated under the laws of Bermuda, and having its registered office at Clarendon House, 2 Church St., Hamilton, Bermuda.

RECITALS:

A. The Parties entered into various agreements whereby Elan Corp, EIS and JVP established the joint venture company, Newco, and Elan Corp and JVP each licensed certain intellectual property to Newco for a specified field of use. Specifically:

     (i) Elan Corp, EIS, JVP and Newco entered into a Subscription, Joint Development and Operating Agreement dated 29 June 2001 (the "JDOA");

     (ii) Elan Corp and Newco entered into a License Agreement dated 29 June 2001 (the "Elan License Agreement");

     (iii) JVP and Newco entered into a License Agreement dated 29 June 2001 (the "JVP License Agreement"); and

     (iv) Newco, JVP and EIS entered into a Registration Rights Agreement with respect to the capital stock of Newco dated 29 June 2001 (the "Newco Registration Rights Agreement").

B. The JDOA, Elan License Agreement, JVP License Agreement, and Newco Registration Rights Agreement, are together defined in this Agreement as the "Newco Agreements".

C. The Parties also entered into agreements whereby JVP sold and EIS purchased certain securities of JVP and the Parties agreed to certain matters related to the ownership of such securities. Specifically:

     (i) EIS and JVP entered into a Securities Purchase Agreement and a certain letter agreement regarding same, each dated 29 June 2001 (the "Securities Purchase Agreement"); and

     (ii) EIS and JVP entered into a Registration Rights Agreement with respect to the capital stock of JVP dated 29 June 2001 (the "JVP Registration Rights Agreement");

     (iii) JVP executed and delivered to EIS a Warrant, dated as of 29 June 2001, to purchase 381,679 shares of Common Stock, par value US$.001 per share, of JVP (the "Warrant"); and

     (iv) EIS and JVP entered into an Agreement and Amendment on April 16, 2002, effective as of July 10, 2001, regarding certain changes to JVP's Certificate of Designations, Preferences and Rights (the "CD Amendment").

D. The Parties wish to (i) terminate in full the Newco Agreements as set forth below, (ii) set forth their agreement in relation to other matters including, inter alia, the transfer of shares of Newco by EIS to JVP, and
     (iii) amend certain agreements as set forth below in relation to matters related to security holdings in JVP.

IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN, AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH ARE HEREBY ACKNOWLEDGED, IT IS HEREBY AGREED AS FOLLOWS:

1    DEFINITIONS:

     Capitalized terms used in this Agreement shall have the same meanings assigned to them in the Newco Agreements, unless such terms are expressly defined to the contrary in this Agreement.

     "Affiliate" shall mean any corporation or entity controlling, controlled or under the common control of any other corporation or entity, excluding, in the case of Elan Corp, an Elan JV. For the purpose of this definition, (i) "control" shall mean direct or indirect ownership of fifty percent (50%) or more of the stock or shares entitled to vote for the election of directors; and (ii) Newco shall not be an Affiliate of Elan, including Elan Corp and EIS.

     "Balance Sheet" shall mean the unaudited balance sheet of Newco as of the Balance Sheet Date, as set forth in Schedule 1.

     "Balance Sheet Date" shall mean October 31, 2002.

     "Commercialization Agreement" shall mean:

     (i) any license agreement, research and development agreement, or alternative form of collaboration or commercialization agreement, such as, but not limited to, a co-promotion or co-marketing arrangement to research, develop, import, make, use, offer for sale, and/or sell the Deferred Consideration Product, Newco Intellectual Property and/or the Newco IP Product in the Territory;

     (ii)  any Disposal Agreement; or

     (iii) an agreement comprising an option to do any of the foregoing.

     "Deferred Consideration" shall have the meaning set forth in Clause 6.4.

     "Deferred Consideration Period" shall mean the period commencing on the Effective Date and expiring on a product-by-product and country by country basis:

     (a) on the [...***...]th anniversary of the date of the first commercial launch of the Deferred Consideration Product and/or the Newco IP Product in the country concerned; or

     (b) in any country upon the expiration of the life of the last to expire patent covering the Deferred Consideration Product and/or Newco IP Product in that country;

     whichever date is the later to occur.

     "Deferred Consideration Product" shall mean any formulation of JVP's human therapeutic drug GCS-100 (formerly known as GBC-590) for the prevention and/or treatment of oncology indications in humans.

     "Disposal Agreement" shall mean any agreement for the assignment or outright sale or disposition, in whole or in part, of the Deferred Consideration Product, Newco IP Product and/or Newco Intellectual Property.

     "Effective Date" shall mean the date of this Agreement.

     "EIS Shares" shall have the meaning set forth in Clause 3.3 hereof.

     "Elan" shall mean Elan Corp and its Affiliates.

     "Elan Improvements" shall mean improvements to the Elan Patents and/or Elan Know-How, developed (i) by Elan outside the Project, (ii) by Elan, JVP or Newco or by a third party (under contract with Newco, Elan or JVP) pursuant to the Project, and/or (iii) jointly by any combination of Elan, JVP, Newco or a third party (under contract with

     Newco, Elan or JVP) pursuant to the Project.

     "Elan JV" shall mean an entity that Elan and a third party (i) establish or have established; (ii) take shareholdings in or have a right to take shareholdings in; and (iii) grant certain licenses in and to certain intellectual property rights for the purpose of implementing a strategic alliance.

     "Elan Know-How" shall have the meaning set forth in the Elan License Agreement.

     "Elan Patents" shall have the meaning set forth in the Elan License Agreement.

     "Elan Trademarks" shall have the meaning set forth in the Elan License Agreement.

     "Exchange Right" has the meaning assigned to the term "Exchange Right" in the Securities Purchase Agreement.

     "Field" shall mean the prevention and treatment of oncology indications in humans.

     "Force Majeure" shall mean causes beyond a Party's reasonable control, including, without limitation, acts of God, fires, strikes, acts of war, terrorism, or intervention of a governmental authority.

     "In Market" shall mean the sale of the Deferred Consideration Product and/or Newco IP Product by Newco and/or JVP, and/or an Affiliate of Newco and/or JVP, to an unaffiliated third party, such as a wholesaler, managed care organization, hospital or pharmacy, and shall exclude the transfer pricing of the Deferred Consideration Product and/or Newco IP Product by one Newco and/or JVP Affiliate to another Newco and/or JVP Affiliate.

     "Initial Consideration" shall have the meaning set forth in Clause 6.1.2.

     "JVP" shall mean GlycoGenesys, Inc, formerly known as SafeScience, Inc., and its Affiliates.

     "JVP Improvements" shall mean improvements to the JVP Patents and/or the JVP Know-How, developed (i) by JVP outside the Project, (ii) by JVP, Elan or Newco or by a third party (under contract with Newco, Elan or JVP) pursuant to the Project, and/or (iii) jointly by any combination of JVP, Elan, Newco or a third party (under contract with Newco, Elan or JVP) pursuant to the Project.

     "JVP Know-How" shall mean "SafeScience Know-How," as such term is defined in the JVP License Agreement.

     "JVP Patents" shall mean "SafeScience Patents," as such term is defined in the JVP License Agreement.

     "JVP Trademarks" shall mean "SafeScience Trademarks," as such term is defined in the JVP License Agreement.

     "JVP/Elan License Agreement" shall have the meaning set forth in Clause 4.2 hereof.

     "MIT Agreement" shall mean that certain Research Agreement by and between the Massachusetts Institute of Technology and JVP, dated August 1, 2000.

     "Net Revenues" shall mean:

     (i) all license fees, sublicense fees, license option payments (whether in relation to the grant or exercise of any license option) milestone payments, and royalties on sales of Deferred Consideration Product, Newco Intellectual Property and/or the Newco IP Product, and any other kinds of revenue whatsoever, received by JVP and/or Newco, and/or an Affiliate of JVP and/or Newco, in respect of the commercialization of the Deferred Consideration Product, Newco Intellectual Property and/or Newco IP Product;

     (ii) any net manufacturing profits realized by JVP and/or Newco, and/or an Affiliate of JVP and/or Newco, as the case may be, on any supply of Deferred Consideration Product and/or Newco IP Product, except to the extent that [...***...] are realized from the sale of a Newco IP Product and/or Deferred Consideration Product and are included in the calculation of Net Sales;

     (iii) any consideration received by Newco and or JVP, and/or an Affiliate of Newco and/or JVP, in respect of any Disposal Agreement;

     (iv) research and development payments received by JVP and/or Newco, and/or an Affiliate of JVP and/or Newco, in relation to research and development of the Newco Intellectual Property and/or Newco IP Product and/or the Deferred Consideration Product, where such payments are (i) not (A) for reimbursement of direct expenses incurred by JVP and/or Newco, and/or an Affiliate of JVP and/or Newco or (B) contractually required to be used for pre-clinical development costs, pre-clinical and clinical trial costs, clinical trial manufacturing costs, manufacturing development costs and any other specific research and development costs; and
               (ii) not made on an FTE rate based on then current standard industry rates for such research and development work; where such research and development payments are made other than on an FTE rate based on then current standard industry rates, the surplus over the current industry standard FTE rates shall be included in the calculation of Net Revenues; and

     (v) in the context of any Commercialization Agreement, any premium paid by a subscriber for stock of JVP and/or Newco and/or an Affiliate of JVP and/or Newco;

               (1) where JVP and/or Newco, and/or an Affiliate of JVP and/or
                   Newco, is not
               publicly listed on a recognized stock exchange, the premium paid over the fair market value of such stock as reasonably determined by the board of directors of JVP and/or Newco, and/or an Affiliate of JVP and/or Newco, in good faith and certified in a board resolution (taking into account (i) the most recently or concurrently completed arm's length transaction in which the primary consideration for the stock is cash between the JVP or Newco, and/or an Affiliate of JVP and/or Newco, and an unaffiliated third party that is not part of a strategic investment and the closing of which occurs within the six months preceding or on the date of such calculation, if any) and shall be reasonably agreed to by the Elan (provided that in the event Elan reasonably does not agree with JVP's or Newco's, and/or an Affiliate of JVP and/or Newco, fair market value determination, Elan and JVP and/or Newco, as the case may be, shall jointly appoint an independent nationally-recognized third party to determine the fair market value, [...***...], (ii) the general market conditions for private biotech securities, and (iii) the general state of progress in clinical and commercial activities in JVP and/or Newco, and/or an Affiliate of JVP and/or Newco; or

          (2) where JVP and/or Newco, and/or an Affiliate of JVP and/or Newco, is publicly listed on a recognized stock exchange, the premium paid over the average closing price of such stock of JVP and/or Newco, and/or an Affiliate of JVP and/or Newco, for the [...***...] trading day period immediately prior to any such subscription; provided, that that sale of stock of JVP and/or Newco [...***...] shall not be deemed to be purchased at a premium;

     having taken account of deductions in respect of any customs and excise duties [...***...] or other sales taxes that are actually paid by JVP and/or Newco, and/or an Affiliate of JVP and/or Newco (but, for the avoidance of doubt, not income or corporation tax), directly related to the receipt of revenue by JVP and/or Newco, and/or an Affiliate of JVP and/or Newco, as set forth above.

     "Net Sales" shall mean that sum determined, in accordance with generally accepted accounting principles, by deducting the following deductions from the aggregate gross In Market sales proceeds [...***...] for the Deferred Consideration Product and/or Newco IP Product by Newco and/or JVP, and/or an Affiliate of JVP and/or Newco:

     (i) customs and excise duties [...***...] or other sales taxes (but, for the avoidance of doubt, not income or corporation tax), directly related to the sale of the Deferred Consideration Product and Newco IP Product which are actually paid by Newco and/or JVP, and/or by an Affiliate of Newco and/or JVP;

     (ii) a discount from the gross sales proceeds to cover such normal costs as are incurred by Newco and/or JVP, and/or by an Affiliate of Newco and/or JVP, in respect of industry standard transport, shipping and insurance costs; and industry standard or mandatory discounts or rebates directly related to the sale of the

           Deferred Consideration Product and Newco IP Product; and

     (iii) amounts repaid or credited by Newco and/or JVP, and/or by an Affiliate of Newco and/or JVP, consistent with its normal business practices for similar products, by reason of the rejection or return of goods.

     "Newco" shall mean SafeScience Newco, Ltd. and its Affiliates.

     "Newco Intellectual Property" shall have the meaning set forth in the JDOA.

     "Newco IP Product" shall mean a product that utilizes, is based upon, or is derived, directly or indirectly, from the Newco Intellectual Property.

     "Party" shall mean Elan Corp, EIS, JVP or Newco, as the case may be, and "Parties" shall mean all such parties together.

     "Project" shall have the meaning set forth in the JDOA.

     "Product" shall mean a liquid formulation for parenteral administration of GCS-100 in the Field.

     "R&D Program(s)" shall have the meaning set forth in the JDOA.

     "Territory" shall mean all of the countries of the world.

     "United States Dollar" and "US$" and "$" shall mean the lawful currency of the United States of America.

2    TERMINATION OF THE NEWCO AGREEMENTS

     2.1. Subject to the provisions of Clause 2.2 hereof, the Parties hereby agree to terminate the Newco Agreements, including without limitation, those provisions expressly stated to survive termination, in each case with effect from the Effective Date.

           All the provisions of the Newco Agreements shall terminate forthwith with effect from the Effective Date and be of no further legal force or effect.

     2.2. For the avoidance of doubt and without prejudice to the generality of the foregoing Clause 2.1, the Parties hereby acknowledge and agree as follows as of the Effective Date:

           2.2.1. the Steering Committee (as such term is defined in the JDOA) shall each be dissolved forthwith with effect from the Effective Date and thereby cease to have any function;

           2.2.2. the EIS Director, Kevin Insley, and his alternate director, [...***...] holding office with Newco immediately prior to the Effective Date shall resign;

           2.2.3. the nominees on the Steering Committee of the EIS Director shall be deemed to have been removed from the Steering Committee by the EIS Director immediately prior to the dissolution of the Steering Committee;

           2.2.4. all rights granted to Newco pursuant to the Elan License Agreement to use the Elan Patents, the Elan Know-How, the Elan Improvements and the Elan Trademarks shall terminate forthwith;

           2.2.5. with effect from the Effective Date, neither JVP nor Newco shall have any rights in or to the Elan Patents, the Elan Know-How, the Elan Improvements and/or the Elan Trademarks and/or any other patents, know-how or any other intellectual property rights whatsoever of Elan, except to the extent granted pursuant to the JVP/Elan License Agreement;

           2.2.6. with effect from the Effective Date, Elan shall not have any rights in or to the JVP Patents, the JVP Know-How, the JVP Improvements and/or the JVP Trademarks and/or any other patents, know-how or any other intellectual property rights whatsoever of JVP;

           2.2.7. [...***...] shall terminate or shall cause to be terminated any and all research and development work being conducted by them in connection with or pursuant to any R&D Programs of Newco, the Newco Agreements, or otherwise on behalf of Newco;

           2.2.8. [...***...] shall terminate or cause to be terminated any and all technical services and assistance being conducted by them in connection with the Newco Agreements;

           2.2.9. for the avoidance of doubt, none of the Parties shall have any obligation to provide working capital, research or development funding, or other funding or financing of any nature to Newco;

           2.2.10. Elan shall not have any obligation to pay any milestone payment or make any milestone investment to or in Newco or JVP whether relating to the Project, the achievement of any objectives set forth therein or otherwise; and

           2.2.11. all equipment and/or other tangible assets reflected on the Balance Sheet purchased or leased by or on behalf of JVP prior to the Effective Date shall be retained by JVP and JVP assumes any and all rights and obligations relating thereto as of the Effective Date.

     2.3. Subject to [...***...], each of the Parties acknowledges and agrees with the other Parties that, as of the Effective Date, no monies are owed or are refundable by any of the Parties to the others pursuant to the Newco Agreements, other than such sums owed to JVP and EIS by Newco pursuant to the JDOA, as are set forth on Schedule 2.3, to be paid prior to the Effective Date.

          For the avoidance of doubt, the Parties acknowledge that Newco is liable to pay any fees due and owing to Codan Corporate Administrative Services upon the Effective Date, and thereafter, including the fees set forth on Schedule 2.3, to be paid prior to the Effective Date.

          For the avoidance of doubt, this Clause 2.3 does not in any way negate or affect the provisions of Clause 6.4 (which relates to the Deferred Consideration).

     2.4 For the avoidance of doubt, the Parties acknowledge that an [...***...] following the Effective Date, and the Parties agree that neither Newco nor Elan shall have any liability at any time either before or after the Effective Date to [...***...].

3    REPRESENTATIONS, WARRANTIES, CONFIRMATIONS AND INDEMNITIES

     3.1  Sub-licenses:

          Newco represents and warrants to the other Parties that Newco has not granted any sub-licenses or any other rights of any nature to any third parties pursuant to the Elan License Agreement or the JVP License Agreement. [...***...].

     3.2  JVP Shares:

          JVP confirms to the other Parties that it is the legal and beneficial owner of the following:

          3.2.1 6,000 shares of Common Stock (as defined in the JDOA) of Newco; and

          3.2.2 3,612 shares of Preferred Stock (as defined in the JDOA) of Newco.

     3.3  EIS Shares:

          EIS confirms to the other Parties that it is the legal and beneficial owner of 2,388 shares of Preferred Stock of Newco (the "EIS Shares").

     3.4  Balance Sheet:

          JVP represents and warrants to the other Parties that the Balance Sheet is accurate and that, since the Balance Sheet Date, there has been no material adverse change in the financial position or prospects of Newco.

     JVP represents and warrants to the other Parties that there are no other creditors of Newco other than JVP and EIS, as described in the Balance Sheet.

3.5  Third party agreements / Orders / Claims:

     3.5.1 Each of the Parties confirms to the other Parties hereto that, as of the Effective Date, to its actual knowledge, Newco is not a party to, or bound by, any judgment, order, decree or other directive of or stipulation with any court or any governmental or regulatory authority.

     3.5.2 [...***...] represents and warrants to the other Parties that, to [...***...] actual knowledge, Newco is not a party to, or bound by, or is a third party beneficiary of any agreement with any third party, except for the Newco Agreements, other than as set out in Schedule 3.5.2 ("Newco Third Party Agreement(s)").

               For the avoidance of doubt and with reference to the indemnity in Clause 3.8.1, the Parties agree that the indemnity in Clause
               3.8.1 shall extend to any claims, losses, liabilities and/or damages arising from such Newco Third Party Agreements.

     3.5.3 Where Elan is a party to any Newco Third Party Agreement, the Parties agree as follows:

               (1) Elan will, as of the Effective Date, terminate its relationship thereunder with any other Party hereto which may be a party thereto, and cease to have any obligations of any nature whatsoever to any such Party thereunder;

               (2)  immediately following the Effective Date:

                    (i) JVP and/or Newco will notify the relevant third party to the Newco Third Party Agreement(s) in writing that Elan has terminated the Newco Agreements. JVP and/or Newco will use best efforts to procure that the relevant third party executes a full release agreement ("Newco Third Party Release") in favor of Elan releasing Elan from all obligations of any nature whatsoever to the relevant third party under the relevant Newco Third Party Agreement; and

                    (ii) immediately following the execution of any Newco Third
                         Party Release, Elan shall assign any rights it has under the relevant Newco Third Party Agreement to Newco [...***...].

                    (3) if JVP and/or Newco have not provided Elan with the Newco Third Party Release within [...***...] days of the Effective Date, the obligations of JVP and Newco under this Cause 3.5.3 shall continue but Elan will also be free to contact the relevant third party directly to effect the execution by the relevant third party of such a Newco Third Party Release.

             3.5.4 Each of the Parties confirms to the other Parties hereto that, as of the Effective Date, to its actual knowledge, there are no claims, suits or proceedings pending or threatened against Newco.

     3.6     Regulatory Applications:

             Each of the Parties confirms to the other Parties that, prior to and as of the Effective Date, no regulatory applications have been filed by Newco or by any Party with any government authority in any part of the world for any product, including without limitation, a Deferred Consideration Product, Newco IP Product and/or the Newco Intellectual Property, or otherwise howsoever in relation to the Project.

     3.7     Exclusion of warranties / liability:

             WITH REFERENCE TO THE TRANSFER BY EIS TO JVP OF THE EIS SHARES ON THE EFFECTIVE DATE, AS PROVIDED BY CLAUSE 6 (BUT WITHOUT PREJUDICE TO EIS'S OBLIGATION UNDER CLAUSE 6.1.1 HEREOF TO TRANSFER THE EIS SHARES TO JVP FREE FROM ALL LIENS, CHARGES AND ENCUMBRANCES), THE PARTIES ACKNOWLEDGE AND AGREE THAT EIS AND ITS AFFILIATES MAKE NO REPRESENTATION OR WARRANTY OF ANY NATURE TO JVP OR ANY OTHER PERSON IN RELATION TO NEWCO OR ANY OF ITS AFFAIRS PAST, PRESENT OR FUTURE.

             [...***...] JVP ACKNOWLEDGES THAT IT IS ENTERING INTO THIS AGREEMENT IN RELIANCE EXCLUSIVELY ON ITS OWN BUSINESS JUDGMENT, THE INFORMATION WHICH HAS BEEN AVAILABLE TO IT AS A SHAREHOLDER OF NEWCO AND OTHERWISE AND ON THE DUE DILIGENCE IT HAS CARRIED OUT IN RELATION TO NEWCO.

             EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ALL OTHER WARRANTIES, CONDITIONS OR REPRESENTATIONS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED BY THE PARTIES.

             NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS

             AGREEMENT, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY BY REASON OF ANY REPRESENTATION OR WARRANTY, CONDITION OR OTHER TERM OR ANY DUTY OF COMMON LAW, OR UNDER THE EXPRESS TERMS OF THIS AGREEMENT, FOR ANY CONSEQUENTIAL SPECIAL OR INCIDENTAL OR PUNITIVE LOSS OR DAMAGE (WHETHER FOR LOSS OF CURRENT OR FUTURE PROFITS, LOSS OF ENTERPRISE VALUE OR OTHERWISE) AND WHETHER OCCASIONED BY THE NEGLIGENCE OF THE RESPECTIVE PARTIES, THEIR EMPLOYEES OR AGENTS OR OTHERWISE.

     3.8     Indemnity by JVP and Newco:

             3.8.1 JVP and Newco, jointly and severally, hereby agree to indemnify and hold harmless Elan Corp, EIS and their respective Affiliates, officers, directors, agents, representatives, employees and shareholders, and any person holding office on or prior to the Effective Date as an EIS Director (as defined in the JDOA) (or any alternate director of the EIS Director) or as a member of the Steering Committee (each such person or entity referred to as an "Indemnified Party") against any claims, losses, liabilities or damages and expenses (including reasonable attorneys' fees and expenses) incurred or sustained by such Indemnified Party arising in relation to any claim or proceedings made against Newco or an Indemnified Party which relate in any way to the activities of Newco, past present or future, including without limitation, claims arising with respect to the conduct of clinical trials (if any) by Newco, or by JVP or any other person or entity on behalf of Newco whether in connection with the Project or otherwise; [...***....].

             3.8.2 For the avoidance of doubt and without prejudice to the generality of Clause 3.8.1, JVP and Newco, jointly and severally, shall indemnify and hold harmless Elan against any claims, losses, liabilities or damages and expenses (including reasonable attorneys' fees and expenses) which may arise in relation to any claim or proceedings made against Elan Corp or any of its Affiliates alleging infringement or other unauthorized use of the proprietary rights of a third party arising from the manufacture, importation, use, offer for sale, sale or other commercialization of the Deferred Consideration Product, Newco IP Product, and/or the Newco Intellectual Property or any technology related thereto.

             3.8.3 For the avoidance of doubt and with reference to the indemnity in Clause 3.8.1, the Parties acknowledge that clinical trials ("Clinical Trials") were carried out by the JVP on behalf of Newco with respect to the development of the Products and agree that the indemnity in Clause 3.8.1 shall extend to any claims, losses, liabilities or damages arising from such Clinical Trials.

             3.8.4 Prior to the Effective Date, JVP shall furnish Elan Corp with copies of all policies of comprehensive general liability insurance and/or other insurance coverage (the "Policies") which it holds in respect of the Clinical Trials.

                    JVP shall be obliged to maintain the Policies for a period of [...***...] years from the Effective Date, maintaining at all times at a minimum, the levels of coverage evidenced in the Policies, noting Elan Corp as an additional insured, and shall, at the reasonable request of Elan Corp from time to time, furnish to Elan Corp evidence that all premiums or other payments on the Policies are fully paid up and the Policies are subsisting. JVP shall require the consent of Elan Corp to make any [...***...] modification to the Policies or to take any action to terminate the Policies. For the avoidance of doubt, the following, among other things, shall constitute a material modification to the Policies (i) a change in the amount of coverage under any such Policies; or (ii) the removal of Elan Corp as an additional insured under any Policy or Policies.

     3.9     Organization and authority:

             Each of the Parties represents and warrants to the other Parties that it is a corporation duly organized and validly existing under the laws of its jurisdiction of organization and has all the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

     3.10    Approvals:

             Each of the Parties represents and warrants to the other Parties that no permit, authorization, consent or approval of or by ("Approval"), or any notification of or filing with ("Filing"), any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement by such Party, or if any such Approval or Filing is so required, that same has been obtained or filed prior to the Effective Date.

     3.11    Authorization of Transaction Documents:

             Each of the Parties represents and warrants to the other Parties that the execution, delivery and performance by each Party of this Agreement have been duly authorized by all requisite corporate action by such Party and, when executed and delivered by such Party, this Agreement will be the valid and binding obligations of such Party, enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

     3.12    No Violations:

             [...***...] represents and warrants to the other Parties that the execution, delivery and performance by such Party of this Agreement and the compliance with the provisions hereof by [...***...] do not and will not violate, conflict with or constitute or result in a breach of or default under (or an event which with notice or passage of time or both would constitute a default) or give rise to any right of termination, cancellation or acceleration under (i) the Articles of Incorporation or bylaws (or equivalent instruments) of [...***...], (ii) any applicable law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to [...***...] or any of its properties or assets or (iii) any contract, indenture, mortgage, deed of trust, lease, agreement or other instrument, to which [...***...] is a party or by which [...***...] or any of its property is bound, except, in each case, where such violation, conflict, breach, default, termination, cancellation, acceleration would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities, operations, condition or prospects of [...***...].

     3.13    Legal Proceedings:

             [...***...] represents and warrants to the other Parties that, to [...***...] actual knowledge, there is no legal, administrative, arbitration or other action or proceeding or governmental or investigation pending against [...***...] or its Affiliates that challenges the validity or performance of this Agreement.

     3.14    Investment Representations:

             JVP hereby represents and warrants to the other Parties that, as of the Effective Date, (i) it is sophisticated in transactions of this type and capable of evaluating the merits and risks of its investment in Newco, (ii) it has not been formed solely for the purpose of making this investment and is acquiring the EIS Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof, and no other person has a direct or indirect interest, beneficial or otherwise in the EIS Shares,
             (iii) it understands that the EIS Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state and foreign securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and foreign securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of its representations as expressed herein and (iv) it understands that no public market now exists for any of the EIS Shares and that there is no assurance that a public market will ever exist for such shares.

     3.15    Trademark Applications

            JVP represents and warrants to the other Parties that, other than filing for trademark protection for "GCS-100", Newco and JVP have not filed for any trademark protection or have not adopted any trademark in connection with Newco's business or any product or service provided thereunder. For the avoidance of doubt, any trademark protection awarded with respect to GCS-100 shall be the sole and exclusive property of JVP.

     3.16   Representation and Warranties as of the Effective Date

            Except where expressly stated otherwise, each of the representations and warranties in this Agreement are made as of the Effective Date.

4    INTELLECTUAL PROPERTY

     4.1    Ownership:

            On and following the Effective Date:

            4.1.1 For the avoidance of doubt, the Elan Patents, the Elan Know-How, the Elan Improvements and the Elan Trademarks shall remain the sole and exclusive property of Elan.

                   JVP and Newco represent and warrant to Elan that no Elan Improvements were developed pursuant to the Newco Third Party Agreements.

                   Elan confirms that no Elan Improvements were developed pursuant to the Project, or otherwise pursuant to the Newco Agreements.

            4.1.2 For the avoidance of doubt, the JVP Patents, the JVP Know-How, the JVP Improvements and/or the JVP Trademarks shall remain the sole and exclusive property of JVP.

                   A full list of the JVP Improvements developed pursuant to the Project, the MIT Agreement, the Newco Agreements, or otherwise, is set forth in Schedule 4.1.2.

            4.1.3 All Newco Intellectual Property shall remain the sole and exclusive property of Newco.

                   JVP and Newco represent and warrant to Elan that no Newco Intellectual Property was developed pursuant to the Newco Third Party Agreements.

                   A full list of the Newco Intellectual Property developed pursuant to the Project, or otherwise pursuant to the Newco Agreements is set forth in Schedule 4.1.3.

     4.2 Concurrent with the execution of this Agreement, Elan and JVP are entering into a license agreement (the "JVP/Elan License Agreement") providing for the grant by Elan to JVP of a license on the terms set forth therein.

5    RIGHTS RELATED TO SECURITIES

     5.1 Nothing contained herein shall constitute a waiver of any right of EIS or any of its successors and assigns with respect to their respective ownership of securities in JVP under any agreements of any kind in existence with JVP with respect thereto, which agreements shall remain unmodified and in full force and effect, except as set forth in Schedule 5.1 hereof.

     5.2 Effective immediately prior to the Effective Date, EIS hereby waives the Exchange Right and acknowledges that such right is of no further force and effect.

            Subject to applicable laws, order, decrees and consents of any governmental authority having jurisdiction of the Parties hereto, EIS hereby agrees to take all such actions as are reasonably necessary to assist JVP in amending its Certificate of Designations for the purpose of effecting the elimination of the Exchange Right and such other modifications to JVP's Certificate of Designations as agreed to herein.

6    SALE OF SHARES AND COMPLETION

     6.1    Subject to the terms of this Agreement:

            6.1.1 EIS shall sell as legal and beneficial owner and JVP shall purchase, free from all liens, charges and encumbrances and together with all rights now or hereafter attaching to them, the EIS Shares;

            6.1.2 the EIS Shares will be sold by EIS to JVP for a total initial consideration of $10 (the "Initial Consideration") and the Deferred Consideration.

     6.2 On the Effective Date, Elan and JVP shall take or (to the extent that the same is within its powers) cause to be taken the following steps prior to or at directors and shareholders meetings of Newco, or such other meetings, as appropriate:

            6.2.1 the delivery by EIS to JVP of a stock transfer form in respect of the EIS Shares duly executed by EIS in favor of JVP or as it may direct together with the related share certificates;

            6.2.2  the payment by JVP to EIS of the Initial Consideration;

            6.2.3 the transfer to JVP (or as it may direct) of the share register, and all books and records of Newco in the possession of Elan (including any minute books and any company seal(s));

            6.2.4 the change of the registered office of Newco from Clarendon House, 2 Church St., Hamilton, Bermuda;

            6.2.5 the resignation of the EIS Director on Newco's Board of Directors and any alternate director of the EIS Director;

            6.2.6  the adoption of new Bye-Laws of Newco;

            6.2.7 the modification, as appropriate, by board resolutions of Newco of matters such as the removal of EIS as book keeper for Newco, the removal of EIS representatives as authorized signatories of Newco's bank account, the resignation of the Company Secretary and any other related matters whatsoever;

            6.2.8  any other steps required by this Agreement.

     6.3 JVP shall, following the Effective Date, promptly notify the Bermuda Monetary Authority of the transfer of the EIS Shares.

     6.4    Deferred Consideration

            6.4.1 In consideration of the sale by EIS to JVP of the EIS Shares under Clause 6.1, JVP and its Affiliates (except for Newco) shall be jointly and severally liable to pay to EIS deferred consideration ("Deferred Consideration"), which shall be calculated as follows:

                   (1) If Newco and/or JVP, and/or an Affiliate of Newco and/or JVP, sells the Deferred Consideration Product and/or Newco IP Product In Market, then [...***...]% of Net Sales in the Territory shall be payable to EIS during the Deferred Consideration Period; and

                   (2) If Newco and/or JVP, and/or an Affiliate of Newco and/or JVP, enters into a Commercialization Agreement with any third party then [...***...]% of Net Revenues in the Territory shall be payable to EIS during the Deferred Consideration Period;

                   provided, however, that, all reasonable [...***...] costs [...***...] incurred by JVP and/or Newco or an Affiliate of JVP and/or Newco [...***...] from and after the Effective Date through the date JVP, Newco or an Affiliate of JVP or Newco enter into and Commercialization Agreement with a third party shall be credited against any Deferred Consideration due to EIS.

7    CONFIDENTIALITY

            7.1    Confidentiality:

            7.1.1 The Parties agree that it may be necessary pursuant to this Agreement, from time to time, to disclose to each other confidential and proprietary information, including without limitation, inventions, trade secrets, specifications, designs, data, know-how and other proprietary information, processes, services and business of the disclosing Party.

                   The foregoing together with the terms of this Agreement shall be referred to collectively as "Additional Confidential Information".

                   The Parties also agree that it may have been necessary to disclose to each other Confidential Information (as defined in the JDOA) pursuant to the Newco Agreements.

                   Together, Additional Confidential Information and Confidential Information shall be referred to collectively as "Proprietary Information".

            7.1.2 Save as otherwise specifically provided herein, and subject to Clause 7.2 and 7.3, each Party shall disclose Proprietary Information of another Party only to those employees, representatives and agents requiring knowledge thereof in connection with fulfilling the Party's obligations under this Agreement, and not to any other third party.

                   Each Party further agrees to inform all such employees, representatives and agents of the terms and provisions of this Agreement relating to Proprietary Information and their duties hereunder and to obtain their agreement to be bound by conditions which are at least as restrictive as set forth herein as a condition of receiving Proprietary Information.

                   Each Party shall exercise the same standard of care as it would itself exercise in relation to its own confidential information (but in no event less than a reasonable standard of care) to protect and preserve the proprietary and confidential nature of the Proprietary Information disclosed to it by another Party.

                   Each Party shall promptly, upon request of a Party, return all documents and any copies thereof containing Proprietary Information belonging to, or disclosed by, such Party, save that it may retain one copy of the same solely for the purposes of ensuring compliance with this Clause 7.

            7.1.3 Any breach of this Clause 7 by any person informed by one of the Parties is considered a breach by the Party itself. Each Party shall [...***...].

            7.1.4  Proprietary Information shall be deemed not to include:

                   (1)  information which is in the public domain;

                   (2) information which is made public through no breach of this Agreement;

                   (3) information which is independently developed by a Party, as evidenced by such Party's records;

                   (4) information that becomes available to a receiving Party on a non-confidential basis, whether directly or indirectly, from a source other than the disclosing Party, which source did not acquire this information on a confidential basis.

            7.1.5 The provisions relating to confidentiality in this Clause 7 shall remain in effect during the term of this Agreement, and for a period of [...***...] years following the Effective Date of this Agreement.

            7.1.6 The Parties agree that the obligations of this Clause 7 are necessary and reasonable in order to protect the Parties' respective businesses, and each Party agrees that monetary damages may be inadequate to compensate a disclosing Party for any breach by a receiving Party of such Party's covenants and agreements set forth herein.

                   The Parties agree that any such violation or threatened violation may cause irreparable injury to a disclosing Party and that, in addition to any other remedies that may be available, in law and equity or otherwise, each Party shall be entitled to seek injunctive relief against the threatened breach of the provisions of this Clause 7, or a continuation of any such breach by another Party, specific performance and other equitable relief to redress such breach together with damages and reasonable counsel fees and expenses to enforce its rights hereunder.

            7.2    Announcements:

                   7.2.1 Subject to Clause 7.3, no announcement or public statement concerning the existence, subject matter or any term of this Agreement or the JVP/Elan License Agreement shall be made by or on behalf of any Party without the prior written approval of the other Party or Parties.

                   The terms of any such announcement shall be agreed in good faith by the Parties.

            7.3    Required Disclosures:

            7.3.1 A Party (the "Disclosing Party") will be entitled to make an announcement or public statement concerning the existence, subject matter or any term of this Agreement, or to disclose Proprietary Information that the Disclosing Party is required to make or disclose pursuant to:

            (1)    a valid order of a court or governmental authority; or

            (2) any other requirement of law or any securities or stock exchange;

            provided that if the Disclosing Party becomes legally required to make such announcement, public statement or disclosure hereunder, the Disclosing Party shall give the other Party or Parties prompt notice of such fact to enable the other Party or Parties to seek a protective order or other appropriate remedy concerning any such announcement, public statement or disclosure.

            The Disclosing Party shall fully co-operate with the other Party or Parties (at such other Party's or Parties' expense) in connection with that other Party's or Parties' efforts to obtain any such order or other remedy.

            If any such order or other remedy does not fully preclude announcement, public statement or disclosure, the Disclosing Party shall make such announcement, public statement or disclosure only to the extent that the same is legally required.

            The Parties acknowledge that JVP will be required to make an announcement of the execution of this Agreement on a form 8-K filed with the SEC, and agree to work together to ensure fair and accurate disclosure of this Agreement and to give Elan the opportunity to request confidential treatment in connection therewith. In addition, the Parties will provide each other with reasonable prior notice of, and will reasonably cooperate with each other with respect to, any other public filings and press releases required to be made by any Party hereto under applicable securities laws in respect of the subject matter of this Agreement, with respect to which Elan will be given the opportunity to request confidential treatment.

     7.3.2 Each of the Parties shall be entitled to provide a copy of this Agreement (and any subsequent amendments hereto) and the Newco Agreements to a potential third party purchaser in connection with Clause 10.2.1(2); EIS (and/or any Affiliate) shall also be so entitled in connection with Clause 10.2.2; JVP and/or Newco (and/or any of their respective Affiliates) shall also be entitled to provide a copy of this Agreement (and any subsequent amendments hereto) and the Newco Agreements to a party with which JVP and/or Newco (and/or any of their respective Affiliates) [...***...]; provided that the relevant third party purchaser or assignee has entered into a confidentiality agreement on terms no less protective than the terms of this Clause 7.

8    WAIVER OF ACCRUED RIGHTS/MUTUAL RELEASES

     8.1 With effect from the Effective Date, each Party and each of its Affiliates ("Releasor"):

            8.1.1 waives any accrued rights that Releasor may have accrued against the other Parties and each of its Affiliates, officers, directors, representative, agents and employees and the assigns and successors in interest of any of the foregoing entities ("Releasees"), whether known or unknown, foreseen or unforeseen, fixed or contingent, of any nature whatsoever from the beginning of time to the Effective Date under the Newco Agreements; and

            8.1.2 fully and finally releases and discharges the Releasees from any and all manner of actions, claims, promises, debts, sums of money, demands, obligations, in law or in equity, directly or indirectly, whether known or unknown, foreseen or unforeseen, fixed or contingent, of any nature whatsoever that Releasor may have by reason of any act, omission, matter, provision, cause or thing whatsoever from the beginning of time to the Effective Date under the Newco Agreements.

     8.2 For the avoidance of doubt the provisions of this Clause 8 shall not in any way act as a waiver by any of the Parties in respect of any of the provisions set forth in this Agreement (including, for the avoidance of doubt, Clause 3.8.1).

9    PAYMENTS, REPORTS AND AUDITS

     With reference to Clause 6.4:

     9.1 JVP and/or Newco, and/or any Affiliate of JVP and/or Newco, shall [...***...] following the execution of any Commercialization Agreement (and any subsequent amendment thereto), provide Elan with a copy of the financial provisions and any other relevant terms of such Commercialization Agreement.

     9.2 JVP and Newco shall keep true and accurate records of Net Revenues and Net Sales and any deductibles made in calculating same. Where JVP and/or Newco have Net Revenues and/or Net Sales, JVP and/or Newco, as the case may be, shall deliver to EIS a written statement (the "Statement") thereof within [...***...] following the end of each calendar quarter (or any part thereof). The financial officers of EIS and JVP shall, [...***...], agree upon the precise format of the Statement.

     9.3 Payments due on Net Revenues and Net Sales on amounts in a currency other than US Dollars shall first be calculated in the foreign currency and then converted to US Dollars on the basis of the exchange rate in effect for the purchase of US Dollars with such foreign currency quoted in the Wall Street Journal (or comparable publication if not quoted in The Wall Street Journal) [...***...].

     9.4 Any income or other taxes which JVP and/or its Affiliates (excluding Newco) are required by law to pay or withhold on behalf of EIS with respect to such Net Revenues and Net Sales payments under this Agreement shall be deducted from the amount of such Net Revenues and Net Sales payments. JVP and/or its

            Affiliates (excluding Newco), as the case may be, shall furnish EIS with proof of such payments. JVP and/or its Affiliates (excluding Newco), as the case may be, shall promptly provide EIS with a certificate or other documentary evidence to enable EIS to support a claim for a refund or a foreign tax credit with respect to any such tax so withheld or deducted by JVP and/or its Affiliates (excluding Newco), as the case may be. The Parties will reasonably cooperate in completing and filing documents required under the provisions of any applicable tax treaty or under any other applicable law, in order to enable JVP and/or its Affiliates (excluding Newco), as the case may be, to make such payments to EIS without any deduction or withholding.

     9.5 Payment of monies hereunder shall be made by JVP and/or its Affiliates (excluding Newco), as the case may be to EIS within [...***...] days of [...***...] the Statement ("Due Date").

            All payments due hereunder shall be made in U.S. Dollars.

     9.6 All payments due hereunder shall be made to the designated bank account of EIS in accordance with such timely written instructions as EIS shall from time to time provide.

     9.7 Without prejudice to EIS's other remedies hereunder, JVP and/or its Affiliates (excluding Newco), as the case may be, shall pay interest to EIS on sums not paid to EIS on the Due Date over the period from the Due Date until the date of actual payment (both before and after judgment) at [...***...] the Prime Rate publicly announced by Morgan Guaranty Trust Company of New York at its principal office on the Due Date (or next to occur business day, if such date is not a business day) plus [...***...]%, such interest payable on demand from time to time and compounded quarterly.

     9.8    For the [...***...] day period following [...***...] the [...***...]
            of each calendar year of this Agreement, JVP and/or its Affiliates (excluding Newco), as the case may be, will, [...***...] provide EIS' independent certified accountants (reasonably acceptable to JVP) with such access, during regular business hours in [...***...] and subject to the confidentiality provisions as contained in this Agreement, to JVP's and/or its Affiliates (excluding Newco), as the case may be, books and records solely for the purpose of verifying the accuracy and reasonable composition of the calculations hereunder for the calendar year then ended.

     9.9 In the event that JVP and/or Newco, and/or an Affiliate of JVP and/or Newco, shall sell the Deferred Consideration Product or the Newco IP Product to any third party, or enter into any Commercialization Agreement with respect thereto with any third party, together with other products of JVP and/or Newco, and/or an Affiliate of JVP and/or Newco, by the method commonly known in the pharmaceutical industry as "bundling" and the price attributable to the Deferred Consideration Product or the Newco IP Product is less than the average price which would have been attributable thereto on an "arms length" basis, the Net Sales or Net Revenues attributable thereto hereunder shall be adjusted by the Parties to reflect an average price on an "arms length" basis.

10   GENERAL

10.1 Governing law and jurisdiction:

            10.1.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles under the laws of the State of New York.

            10.1.2 For the purposes of this Agreement, the Parties submit to the nonexclusive jurisdiction of the State and Federal Courts of New York.

10.2 Assignment

     10.2.1 Subject to Clause 10.2.2 and Clause 10.2.3, this Agreement shall not be assigned by any Party without the prior written consent of the others, save that any Party:

            10.2.1.1 may assign this Agreement in whole or in part and delegate its duties hereunder to its Affiliate or Affiliates without such consent; and

            10.2.1.2 may assign its rights and obligations to a successor (whether by merger, consolidation, reorganization, [...***...] or other similar event) or purchaser of all or substantially all of its assets relating to such Party's technology related to this Agreement, provided that such successor or purchaser has agreed in writing to assume all of such Party's rights and obligations hereunder and a copy of such assumption is provided to the other Parties.

     10.2.2 EIS (and/or any Affiliate) shall be entitled to assign the rights of EIS (or any Affiliate) to the Deferred Consideration under Clause
            6.4 without the consent of any other Party hereto. EIS (and/or any Affiliate) shall notify the other Parties hereto of any such assignment within a reasonable time following any such assignment.

     10.2.3 For the avoidance of doubt, nothing in this Clause 10.2 shall affect the provisions governing assignment of securities in Schedule 5.1 hereof.

10.3 Notices

     10.3.1 Any notice to be given under this Agreement shall be sent in writing in English by registered airmail, internationally recognized courier or telefaxed to the following addresses:

            If to Newco at:

            SafeScience Newco, Ltd.
            Cedar House,
            41 Cedar Avenue
            Hamilton, HM11
            Bermuda.
            Attention: Secretary
            Telephone: 441-295-2244
            Fax: 441-292-8666

            with a copy to JVP at:

            Park Square Building
            31 St. James Avenue, 8th Floor
            Boston, MA 02116
            USA
            Attention:   President
            Telephone    (617) 422-0674
            Fax:         (617) 422-0675

            If to JVP at:

            Park Square Building
            31 St. James Avenue, 8th Floor
            Boston, MA 02116
            USA

            Attention:   President
            Telephone    (617) 422-0674
            Fax:         (617) 422-0675

            with a copy to:

            McDermott, Will & Emery
            50 Rockefeller Plaza
            New York, New York 10020-1605

            Attention:   Cheryl V. Reicin
            Telephone    (212) 547-5400
            Fax:         (212) 547-5444

            If to Elan and/or EIS at:

            Elan Corporation, plc
            Elan International Services, Ltd.

                  C/o Elan International Services, Ltd.
                  102 St. James Court
                  Flatts,
                  Smiths FL04
                  Bermuda
                  Attention:   Secretary
                  Telephone:   (441) 292 9169
                  Fax:         (441) 292 2224

                  or to such other address(es) and telefax numbers as may from time to time be notified by any Party to the others hereunder.

         10.3.2 Any notice sent by mail shall be deemed to have been delivered within [...***...] working days after dispatch or delivery to the relevant courier and notice sent by fax shall be deemed to have been delivered upon confirmation receipt. Notice of change of address shall be effective upon receipt.

10.4     Waiver

         No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

10.5     Severability

         If any provision in this Agreement is agreed by the Parties to be, or is deemed to be, or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto:

         10.5.1 such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable; or

         10.5.2 if it cannot be so amended without materially altering the intention of the Parties, it will be deleted, with effect from the date of this Agreement or such earlier date as the Parties may agree, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

10.6     Further Assurances

         At the request of any of the Parties, the other Party or Parties shall (and shall use reasonable efforts to procure that any other necessary parties shall) execute and perform all such documents, acts and things as may reasonably be required subsequent to the signing of this Agreement for assuring to or vesting in the requesting Party the full benefit of the terms hereof.

10.7     Successors

         This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

10.8     Amendments

         No amendment, modification or addition hereto shall be effective or binding on any Party unless set forth in writing and executed by a duly authorized representative of each Party.

10.9     Counterparts

         This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

10.10    Costs

         Each Party shall bear its own costs and expenses in connection with the transactions contemplated by this Agreement.

10.11    Force Majeure:

         No Party to this Agreement shall be liable for failure or delay in the performance of any of its obligations hereunder if such failure or delay results from Force Majeure, but any such failure or delay shall be remedied by such Party as soon as practicable; provided, however, that, no Party to this Agreement shall be excused for a failure or delay in the performance of any of its payment obligations hereunder, even if such failure or delay results from Force Majeure.

10.12    Relationship of the Parties:

         The Parties are independent contractors under this Agreement. Nothing herein contained shall be deemed to create or establish an employment, agency, joint venture, or partnership relationship between the Parties or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of another Party.

         No Party shall have any express or implied power to enter into any contracts, commitments or negotiations or to incur any liabilities in the name of, or on behalf of, another Party, or to bind another Party in any respect whatsoever.

10.13    Entire agreement:

         This Agreement, together with the JVP/Elan License Agreement sets forth all of the agreements and understandings between the Parties with respect to the subject matter hereof. There are no agreements or understandings with respect to the subject matter hereof, either oral or written, between the Parties other than as set forth in this Agreement.

         No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the Parties unless specifically provided herein and only to the extent so specified.


                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK


                            SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF the Parties have executed this Agreement.

SIGNED

BY:     /s/ Debra Buryj
      ----------------------------
for and on behalf of
Elan Corporation, plc


SIGNED

BY:     /s/ Signature Illegible
      ----------------------------
for and on behalf of
Elan International Services, Ltd.


SIGNED

BY:     /s/ John W. Burns
      ----------------------------
for and on behalf of
SafeScience Newco, Ltd.


SIGNED

BY:     /s/ Bradley J. Carver
      ----------------------------
for and on behalf of
GlycoGenesys, Inc,

                                   SCHEDULE 1

                                  BALANCE SHEET

                                   [Attached]

                                  SCHEDULE 2.3

                                    PAYMENTS

Payments by Newco as follows:

         -----------------------------------------------------------------------
         [...***...]                                  [...***...]
         -----------------------------------------------------------------------
         JVP                                          $1,923,477.76
         -----------------------------------------------------------------------
         [...***...]                                  [...***...]
         -----------------------------------------------------------------------
         [...***...]                                  [...***...]
         -----------------------------------------------------------------------
         Total                                        [...***...]
         -----------------------------------------------------------------------

Funding of the foregoing Newco payments shall be effected through EIS' purchase of $2 million of Series B Preferred Stock of JVP [...***...]:

[...***...]

                                 SCHEDULE 3.5.2

                          NEWCO THIRD PARTY AGREEMENTS

[...***...]

                                 SCHEDULE 4.1.2

                                JVP IMPROVEMENTS

[...***...]

                                 SCHEDULE 4.1.3

                           NEWCO INTELLECTUAL PROPERTY

[...***...]

                                  SCHEDULE 5.1

                          RIGHTS RELATED TO SECURITIES

                       AMENDMENTS TO THE FINANCE DOCUMENTS

1.   Development Funding

After giving effect to the purchase of Series B Preferred Stock referred to in
Schedule 2.3 of this Agreement, Section 1(e) ("Series B Preferred Stock Purchases") of the Securities Purchase Agreement is hereby deleted in its entirety and is of no further force or effect whatsoever as of the Effective Date.

2.   Series A Preferred Stock - Acceleration and Payment of Mandatory Dividends

No later than the Effective Date, JVP shall have issued and delivered to EIS a certificate or certificates for an aggregate of 1,209.07035 shares (the "PIK Shares") of Series A Preferred Stock, par value $.01 per share, of JVP ("Series A Preferred Stock), representing the accelerated payment of all mandatory paid-in-kind dividends payable to EIS through September 30, 2004 under Section 2(c) of Article I of JVP's Certificate of Designations, as amended (the "Certificate of Designations"). No further dividends under Section 2(c) of the Certificate of Designations shall be due upon the Series A Preferred Stock.

JVP represents and warrants to EIS that the PIK Shares have been validly issued and are fully paid and non-assessable, and are free of any liens or encumbrances, other than (i) liens or encumbrances created by EIS and (ii) restrictions on transfer under applicable securities laws.

EIS hereby consents to the deletion in its entirety of Section 2(c) of Article I ("Mandatory Dividends") of the Certificate of Designations.

3. Amendments to Certificate of Designations and Warrant; Anti-dilution Adjustments

(a) EIS hereby consents to certain amendments to the Certificate of Designations, effective as of the Effective Date, which amendments are highlighted by underscored language and deletions and incorporated in the amended version of the Certificate of Designations attached as Exhibit A to this
Schedule 5.1.

(b) The Warrant is hereby amended, effective as of the Effective Date, by deleting Section 4(a)(i) thereof ("Sale of Shares Below Warrant Price or Fair Market Value") in its entirety, to be replaced by the following relating to certain discounted PIPE issuances:

                         (i) Sale of Shares Below Warrant Price or Fair
                              Market Value.

                         (A) If at any time or from time to time after the date hereof (the "Original Issue Date"), the Company issues or sells, or is deemed by the express provisions of this subsection 4(a)(i) to have issued or sold, Additional Shares of Common Stock (as defined in clause (D) below), other than as a dividend or other distribution on any class of stock as provided in Section 4(a)(ii) below, and other than a subdivision or combination of shares of Common Stock as provided in Section 4(a)(iii) below, for an Effective Price (as defined in clause (D) below) that is less than the then the lower of (x) the Warrant Price then in effect and (y) 75 % of the Fair Market Value of a share of Common Stock, then and in each such case, the then-existing Warrant Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Warrant Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined in clause (B) below) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the lower of
     (x) the Warrant Price then in effect and (y) 75% of the Fair Market Value of a share of Common Stock, and (ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding and (B) the number of shares of Common Stock into which all then-outstanding shares of capital stock of the Company convertible into shares of Common Stock could be converted if fully converted on the day immediately preceding the given date. No adjustment shall be made to the Warrant Price in an amount less than U.S.$0.01 per share. Any adjustment otherwise required by this Section 4(a)(i) that is not required to be made due to the preceding sentence shall be included in any subsequent adjustment to the Warrant Price.

                         (B) Consideration Received for Additional Shares. For the purpose of making any adjustment required under this Section 4(a)(i), the consideration received by the Company for any issue or sale of securities shall (x) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company, and (y) to the extent it consists of property other than cash, be computed at the fair market value of that property as determined, in good faith, by the Board of Directors. If Additional Shares of Common Stock, Convertible Securities (as defined in clause (C) below) or rights, warrants or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, the consideration received by the Company for such issuance or sale of Additional Shares of Common Stock, Convertible Securities or rights, warrants or options to purchase either Additional Shares of Common Stock or Convertible Securities shall be computed as the portion of the consideration so received that may be reasonably determined, in good faith, by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights, warrants or options and shall be reasonably agreed to by the Holder; provided, that in the event the Company and the Holder do not agree on the value of such consideration, the parties shall mutually agree upon and appoint, as an appraiser, a nationally-recognized investment banking firm, which shall be commissioned to investigate the value of the property to be distributed and shall submit a notice of an appraisal of that value to the Company and to the Holder within 30 days of such commission. The appraiser shall be instructed to determine such value without regard to income tax consequences to the recipient as a result of receiving consideration other than cash. The value determined by the appraiser shall be conclusive. If the appraised value varies by less than 7.5% from the value determined by the Board of Directors, the aggregate amount to be distributed shall be reduced by the expense of the appraisal process and if the appraised value varies by 7.5% or more from the value determined by the Board of Directors, the expense of the appraisal process shall be borne by the Company.

                         (C) Securities Convertible, Exchangeable and Exercisable for Common Stock. For the purpose of the adjustment required under this Section 4(a)(i), if the Company issues or sells (i) stock or other securities convertible or exchangeable into, Additional Shares of Common Stock (such convertible or exchangeable stock or securities being herein referred to as "Convertible Securities") or (ii) rights, warrants or options for the purchase of Additional Shares of Common Stock or Convertible Securities, and if the Effective Price of such Additional Shares of Common Stock is less than the lower of (x) the Warrant Price and (y75% of the Fair Market Value of a share of Common Stock, in each case the Company shall be deemed to have issued at the time of the issuance of such rights, warrants or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights, warrants or options or Convertible Securities, (I) plus, in the case of such rights, warrants or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights, warrants or options (without respect to any "cashless" exercise provision), (II) plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided, that if in the case of Convertible

     Securities the minimum amounts of such consideration cannot be ascertained, but are a function of anti-dilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further, that if the minimum amount of consideration payable to the Company upon the exercise, exchange or conversion of rights, warrants, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events (other than by reason of anti-dilution adjustments), the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Company upon the exercise, exchange or conversion of such rights, warrants, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise, exchange or conversion of such rights, warrants, options or Convertible Securities. No further adjustment of the Warrant Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights, warrants or options or the conversion or exchange of any such Convertible Securities. If any such rights, warrants or options or the conversion or exchange privilege represented by any such Convertible Securities shall expire without having been exercised, the Warrant Price as adjusted upon the issuance of such rights, warrants, options or Convertible Securities shall be readjusted to the Warrant Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise, exchange of such rights, warrants or options or rights of conversion or exchange of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights, warrants or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities; provided, that such readjustment shall not apply to prior conversions or exchanges of Preferred Stock of the Company.

                         (D) Certain Definitions. "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4(a)(i) to third parties in private sales of Common Stock where the Company is required to register such shares within a specified time (otherwise known as "PIPE" transactions) and shall not include, among other shares, (A) shares of Common Stock issued upon conversion of the Preferred Stock of the Company;
     (B) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) after the

     Original Issue Date to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors, (C) shares of Common Stock issued upon the exercise of options or warrants (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued by the Company prior to the Original Issue Date, (D) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for stock dividends, combinations, splits, recapitalizations and the like) issued pursuant to
     (i) the Exclusive Finders Agreement between the Company and The Shemano Group, Inc. dated March 27, 2001, as amended and (ii) the Letter Agreement between the Company and Michaelangelo, LLC dated May 4, 2001, and (E) shares of Common Stock issued to underwriters, placement agents, dealers or the public in connection with the public sale of Common Stock pursuant to a registered offering under the Securities Act of 1933, as amended. References to Common Stock in the subsections of this clause (D) above shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4(a)(i). The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this
     Section 4(a)(i), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 4(a)(i), for such Additional Shares of Common Stock.

(c) The definition of "Fair Market Value" in Section 2(A) of the Warrant is hereby amended, effective as of the Effective Date, by inserting the underscored words in the last phrase of the last sentence thereof as follows:

     "; provided, however, that in the event the Common Stock is traded on a securities exchange, the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value shall be deemed to be the average of the closing sale prices for the Common Stock over the five- or twenty-trading day period (or such shorter period for which closing sale prices are available if the Common Stock commenced trading during such period) ending one trading day prior to the date of exercise of this Warrant or, as applicable, the sale of Additional Shares (as defined below), whichever is higher."

(d) The CD Amendment is hereby amended, effective as of the Effective Date, by deleting Section 2 thereof ("Additional Warrant") in its entirety, which section is of no further force or effect.

4.   Transfer Restrictions

The following provisions are hereby amended as follows, effective as of the Effective Date:

Section 1(f) ("Exemption from Registration; Legend") (as to second legend only) of the

Securities Purchase Agreement is hereby deleted in its entirety and is of no further force and effect.

Section 17 ("Assignments") of the Securities Purchase Agreement is hereby amended by (i) deleting the word "permitted" in the first sentence thereof, (ii) deleting the second and third sentences thereof in their entirety and (iii) inserting the following after the first sentence:

         "; provided, however, that the assignment by EIS or any assign of EIS of its rights under Section 5(b) hereof ("Board Seat Rights") shall be subject to the prior approval of the Company, such approval not to be unreasonably withheld, conditioned or delayed."

Section 10 ("Transfer of Registration Rights") of the JVP Registration Rights Agreement is hereby deleted in its entirety and is of no further force and effect.

Section 13(d) ("Successors and Assigns") of the JVP Registration Rights Agreement is hereby amended by (i) deleting the word "permitted" in the first sentence thereof and (ii) deleting the second sentence thereof in its entirety.

Section 5(b)(i) of the Warrant is hereby deleted in its entirety and replaced by the following: "This Warrant may be transferred or assigned by the Holder, in whole or in part. This Warrant and all of the provisions hereof shall be binding upon and inure to the benefit of the Holders and their respective successors and assigns and shall be binding upon the Company and any successor-in-interest of the Company."

In addition to the foregoing, any and all other provisions, legends or requirement for legends in any way, directly or indirectly, limiting or conditioning the free transfer, alienation or assignment of the securities of JVP and associated rights issued by JVP to EIS or its subsidiaries or Affiliates are hereby deleted in their entirety and are of no further force and effect (other than any holdback agreements contemplated by the JVP Registration Rights Agreement). The Parties hereby agree that the transfer of such securities of JVP are thus no longer subject to contractual restrictions on transfer of any kind (other than any holdback agreements contemplated by the JVP Registration Rights Agreement). The Parties recognize that such securities remain subject to restrictions imposed under applicable securities laws. JVP will use commercially reasonable efforts to inform its transfer agent, and co-operate with the holder of such securities to confirm with prospective third party transferees from time to time, of the elimination of such restrictions and, if the certificate representing such securities is legended to reflect a contractual restriction, JVP shall, if requested by the holder of such securities, shall re-issue such securities without such restrictive legend.

5.       Pledge/Security Interest

Section 6 ("Pledge of and Charge Over Exchange Shares") and Section 7 ("Security Interest") of the Securities Purchase Agreement are hereby deleted in their entirety and are of no further force or effect whatsoever as of the Effective Date.

6.       Covenants/Exchange Right/Make-Whole

Section 4(a) ("Certain Covenants") of the Securities Purchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

             "(a) Certain Covenants. The Company shall not without the prior written consent of EIS: (i) enter into any material transaction with a director, officer or more than 20% beneficial owner of Common Stock other than on an arm's-length basis or (ii) otherwise vary from a primary biotechnology/pharmaceutical business focus."

Section 5(a) ("Right of First Refusal on Certain Issuances") of the Securities Purchase Agreement is hereby deleted it in its entirety and is of no further force or effect whatsoever as of the Effective Date.

Section 5(c) ("Conversion and Exchange Rights") of the Securities Purchase Agreement is hereby deleted in its entirety and is of no further force or effect whatsoever as of the Effective Date.

Section 5(d) ("Make-Whole") of the Securities Purchase Agreement is hereby deleted in its entirety and is of no further force or effect whatsoever as of the Effective Date.

Section 5(e) ("Required Conversion") of the Securities Purchase Agreement is hereby deleted in its entirety and is of no further force or effect whatsoever as of the Effective Date.

EIS hereby consents to the amendment of Article I, Section 4(c) ("Required Conversion") of the Certificate of Designations by deleting the clause:
"provided, that in the event of a Series A Required Conversion, the Common Stock delivered upon such conversion shall have the benefit of the Exchange Right (as defined in Section 5 below)."

EIS hereby consents to the deletion in its entirety of Article I, Section 5 ("Exchange Right") of the Certificate of Designations.

7.       Registration Rights Agreement

Section 2(a) of the JVP Registration Rights Agreement is hereby amended by inserting the following sentence at the end thereof:

"Notwithstanding the foregoing, so long as the Company is entitled to use Form S-3 under the Securities Act, the Holders, collectively, shall be permitted unlimited Demand Registrations hereunder on Form S-3, or any similar short-form registration (a "Short-Form Registration"), if available; provided that the Holders, collectively, will be entitled to request only one Short-Form Registration in any 12-month period."

The JVP Registration Rights Agreement is hereby amended by adding a new Section 5(c) as follows:

         "(c) If the Company completes the unregistered sale of one million dollars ($1,000,000) or more of its securities (a "Private Sale") on or prior to March 31, 2003, each Holder agrees not to effect any offer, sale, distribution or transfer, including a sale pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act during the 90-day period following the closing of the Private Sale."

                            EXHIBIT A TO SCHEDULE 5.1

                     CERTIFICATE OF DESIGNATIONS, AS AMENDED

[Exhibit A to Schedule 5.1 consists of the Registrant's Amended and Restated Certificate of Designations, Preferences and Rights of Series A, Series B and Series C Preferred Stock filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K, as filed with the SEC on December 18, 2002.]